SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2004

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California    95066-3249

(Address of Principal Executive Offices)                        (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On May 18, 2004, Borland Software Corporation, a Delaware corporation (“Borland”), selected Pacific Growth Equities, LLC to administer its stock repurchase program pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Plan”). Previously, the Plan had been administered pursuant to an agreement with Banc of America Securities. Apart from the fact that Pacific Growth Equities, LLC now administers the Plan, the repurchase of shares shall continue under the same terms and conditions previously approved by Borland’s Board of Directors. Borland may from time to time further change its selection of brokers to administer its stock repurchase programs and does not intend to announce such further changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: May 20, 2004	By:	/s/ TIMOTHY J. STEVENS
	Name:	Timothy J. Stevens
	Title:	Senior Vice President, General Counsel and Corporate Secretary